U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                               POST-EFFECTIVE AMENDMENT NO.3
                                             to
                              Form SB-2 REGISTRATION STATEMENT
                                            Under
                                 THE SECURITIES ACT OF 1933
                         MINISTRY PARTNERS INVESTMENT CORPORATION
                  (Exact name of registrant as specified in its charter)

                                        California
               (State or other jurisdiction of incorporation or organization)

                                       33-0489154
                           (IRS Employer Identification Number)

                                1150 N. Magnolia Avenue
                                Anaheim, California 92801
                                      800-753-6742
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                      MARK G. HOLBROOK
                                    CHAIRMAN OF THE BOARD
                                   1150 N. Magnolia Avenue
                                   Anaheim, California 92801
                                         800-753-6742

                                      With copy to:
                                   BRUCE J. RUSHALL, ESQ.
                                   RUSHALL & McGEEVER
                                   1903 Wright Place, Suite 250
                                   Carlsbad, California 92009
                                       760-438-6855
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          MINISTRY PARTNERS INVESTMENT CORPORATION

                                POST-EFFECTIVE AMENDMENT

                                DEREGISTRATION OF SHARES


     We filed a Registration Statement on Form SB-2 which the Securities and Exchange Commission declared effective on November 27, 1997 pursuant to which we registered $15,000,000 in principal amount of Series A-1 Notes.

     As of December 31, 1998, we had offered $15,000,000 of Class A-1 Notes and sold $12,064,110 of the Class A-1 Notes. We have determined to terminate, as of November 29, 1999, the offering of the Class A-1 Notes evidenced by this Registration Statement and we hereby deregister the remaining $2,935,890 Class A-1 Notes available for distribution on a "best efforts" basis.
SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, California, on the 4th day of January, 2000.

                                     MINISTRY PARTNERS INVESTMENT CORPORATION
                                     By:                 /s/ Mark G. Holbrook
                                                         Mark G. Holbrook,
                                                         Chairman of the Board

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates stated:


Signature                          Title                         Date

/s/ Mark G. Holbrook               Chairman of              January 4, 2000
Mark G. Holbrook                   the Board

/s/ Mark A. Johnson                Chief Financial          January 4, 2000
Mark A. Johnson                    Officer, Director

/s/ Van C. Elliott, by Mark G.     Secretary, Director      January 4, 2000
Holbrook, his attorney-in-fact
Van C. Elliott, by Mark G.
Holbrook, his attorney-in-fact

/s/ Arthur G. Black, by Mark G.    Director                 January 4, 2000
Holbrook, his attorney-in-fact
Arthur G. Black, by Mark G.
Holbrook, his attorney-in-fact

/s/ Wallace G. Norling, by Mark G. Director                 January 4, 2000
Holbrook, his attorney-in-fact
Wallace G. Norling, by Mark G.
Holbrook, his attorney-in-fact

/s/ Joseph I. Scott, by Mark G.    Director                 January 4, 2000
Holbrook, his attorney-in-fact
Joseph I. Scott, by Mark G.
Holbrook, his attorney-in-fact

/s/ Scott T. Vandeventer, by       Director                 January 4, 2000
Mark G. Holbrook, his
Attorney-in-fact
Scott T. Vandeventer, by
Mark G. Holbrook, his Attorney-in-fact